EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to incorporation by reference in the Registration Statement of Packaged Ice, Inc. and subsidiaries (the "Company") on Form S-4 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and our report on Reddy Ice Corporation dated April 14, 1998, appearing in the Current Report on Form 8-K/A dated May 12, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
April 14, 1999